EXHIBIT 99.1

Intelligent Systems Announces Third Quarter 2015 Results

NORCROSS, Ga., Nov. 13, 2015 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE MKT:INS) announced today its financial results for the three and nine month periods ended September 30, 2015.

For the year-to-date period ended September 30, 2015, the company recorded net income attributable to Intelligent Systems Corporation of $17,080,000 ($1.93 per basic share and $1.91 per diluted share), compared to a net loss attributable to Intelligent Systems of $287,000 ($0.03 per basic and diluted share) in the nine month period in 2014. The dramatic change between periods reflects the gain of $18,726,000 on the sale of the company's former ChemFree subsidiary on March 31, 2015. Total revenue grew by 10 percent in the year-to-date period in 2015 compared to the same period in 2014.

As previously announced, the company sold its ChemFree subsidiary on March 31, 2015 for a purchase price of $21,600,000 in an all cash transaction. In accordance with accounting standards, the ChemFree operations have been retroactively classified as discontinued operations for the third quarter and year-to-date periods in 2015 and 2014 and the assets and liabilities associated with the ChemFree business are presented on the balance sheet as single line items titled assets and liabilities from discontinued operations. The company's cash balance at September 30, 2015 was $18,580,000, not including $2,200,000 in restricted cash shown on the balance sheet that is related to certain escrow conditions of the ChemFree sale. Total stockholders' equity was $22,379,000 at September 30, 2015 compared to $6,578,000 at December 31, 2014.

For the three month period ended September 30, 2015, the company recorded net loss attributable to Intelligent Systems of $424,000 ($0.05 per basic and diluted share) compared to net income attributable to Intelligent Systems of $165,000 ($0.02 per basic and diluted share) in the third quarter of 2014. Despite an 11 percent increase in revenue in the third quarter of 2015 as compared to the same quarter last year, the company recorded a loss in the third quarter of 2015 in large part due to higher G&A expenses. In 2014, a significant component of corporate G&A expenses was charged to our former ChemFree subsidiary for services provided by the corporate office. Following the sale of ChemFree in March 2015, corporate activities and resources (and the associated expense) have been re-focused on our continuing operations, primarily our CoreCard business and strategic initiatives, resulting in higher G&A expenses for continuing operations in 2015.

"As we focus on expanding our CoreCard subsidiary's footprint in the FinTech industry, we are building on our significant investment in both the licensed software and processing services operations," commented J. Leland Strange, CEO of Intelligent Systems. "CoreCard continues to systematically add new customers in both lines of business while being open to strategic alternatives to leverage the unique combination of technology, people and capabilities that we bring to the financial transaction processing market."

The company will file its Form 10-Q for the period ended September 30, 2015 with the Securities and Exchange Commission today, November 13, 2015. For additional information about reported results, investors will be able to access the Form 10-Q on the company's website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty-five years, Intelligent Systems Corporation (NYSE MKT:INS) has identified, created, operated and grown technology companies. The company's principal continuing operations include CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard designs, develops, and markets a comprehensive suite of software solutions to corporations, financial institutions, retailers and processors to manage their credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions. CoreCard also offers prepaid and credit card processing services using its proprietary software solutions. Further information is available on the company's website at http://www.intelsys.com or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2015	2014	2015	2014
Revenue
Products	$ 139	$ 172	$ 413	$ 439
Services	1,093	937	3,096	2,745
Total net revenue	1,232	1,109	3,509	3,184
Cost of revenue
Products	55	65	166	195
Services	603	481	1,774	1,371
Total cost of revenue	658	546	1,940	1,566
Expenses
Marketing	58	72	180	227
General and administrative	433	243	1,527	776
Research and development	703	728	2,114	2,351
Loss from operations	(620)	(480)	(2,252)	(1,736)
Other income	46	4	74	137
Loss from continuing operations before income taxes	(574)	(476)	(2,178)	(1,599)
Income taxes	--	18	3	18
Loss from continuing operations	(574)	(494)	(2,181)	(1,617)
Gain (loss) on sale of discontinued operations, net of taxes	--	--	18,726[a]	--
Income (loss) from discontinued operations, net of taxes	--	448	(3)	688
Net income (loss)	(574)	(46)	16,542	(929)
Net loss attributable to noncontrolling interest	150	211	538	642
Net income (loss) attributable to Intelligent Systems Corporation	$ (424)	$ 165	$ 17,080	$ (287)
Earnings (loss) per share attributable to Intelligent Systems Corporation:
Basic earnings (loss) per share	$ (0.05)	$ 0.02	$ 1.93	$ (0.03)
Diluted earnings (loss) per share	$ (0.05)	$ 0.02	$ 1.91	$ (0.03)
Basic weighted average common shares outstanding	8,731,299	8,958,028	8,832,067	8,958,028
Diluted weighted average common shares outstanding	8,731,299	8,969,016	8,935,009	8,958,028
a. Gain on sale of ChemFree subsidiary effective March 31, 2015.

CONSOLIDATED BALANCE SHEETS
(in thousands)

As of	September 30, 2015	December 31, 2014
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$ 18,580	$ 2,624
Marketable securities	394	463
Accounts receivable, net	963	501
Note and interest receivable	150	--
Other current assets	411	338
Assets from discontinued operations	--	3,012
Total current assets	20,498	6,938
Investments	1,664	1,605
Property and equipment, at cost less accumulated depreciation	661	581
Restricted cash, noncurrent portion	2,200	--
Other long-term assets	57	81
Total assets	$ 25,080	$ 9,205

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 176	$ 90
Deferred revenue, current portion	1,422	610
Accrued payroll	514	582
Accrued expenses	26	24
Other current liabilities	231	274
Liabilities from discontinued operations	181	838
Total current liabilities	2,550	2,418
Deferred revenue, net of current portion	151	191
Other long-term liabilities	--	18
Total Intelligent Systems Corporation stockholders' equity	25,105	8,767
Noncontrolling interest	(2,726)	(2,189)
Total stockholders' equity	22,379	6,578
Total liabilities and stockholders' equity	$ 25,080	$ 9,205
CONTACT: For further information, call
         Bonnie Herron, 770-564-5504
         or email to bherron@intelsys.com